Artisan Partners Asset Management Inc. Reports 3Q14 Results
Milwaukee, WI - October 27, 2014 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and nine months ended September 30, 2014, including net income and earnings per share for those periods.

“In the investment management business, our short-term growth outcomes are impacted by numerous factors that are outside of our control. On occasion market cycles, investor allocation decisions and performance success align. Our 20-year growth history has proven, however, that outcomes are more often lumpy. We believe a thoughtful growth strategy requires discipline, patience and a broad perspective on the factors that drive growth long-term.” Eric Colson, President and CEO, said.
“The external factors that drive growth in our business have been largely aligned since 2009. In recent quarters we are starting to see some fragmentation as financial markets are experiencing some uncertainty and investors are becoming cautious around allocation decisions. In this environment it is particularly important to stay grounded in a long-term strategy. The temptation to chase short-term organic growth in the hope of sustaining a linear outcome can cloud judgment. Growth is an outcome, not a strategy. It is our perspective that long-term growth is achieved by a thoughtful commitment to long duration assets. At our firm, that means a thoughtful commitment to the people, asset classes, investment processes and regions that align with the secular trends we have identified.”
Business Update
Mr. Colson noted, “As of September 30, 2014, 7 of our 11 investment strategies (excluding strategies launched within the last five years) had added value relative to their broad performance benchmarks over the trailing 5-year period and since each strategy’s inception. All seven of our investment strategies with a 10-year track record have added value over the trailing 10-year period. In addition, our investment teams continue to add value over the long-term, with 80% of our assets under management in strategies outperforming their respective benchmarks over the 5-year period, 100% over the 10-year period and 99% since each strategy’s inception. Although our Value Equity, U.S. Mid-Cap Value, U.S. Small-Cap Value and Emerging Markets strategies each trail their benchmarks for the 5-year period, the U.S. Value and Emerging Markets investment teams each remain committed to their stated investment philosophy and process.
“Our business development results in the third quarter were muted compared to recent quarters. Two of our five distribution channels and two of our six investment teams experienced positive client cash flows for the quarter. Our Global Equity team has experienced strong demand in the Global Equity and Non-U.S. Growth strategies, both of which experienced positive net flows. We also continued to see solid flows into our newest strategy, High Income, which has contributed to positive flows in the financial advisor channel. Client outflows in the strategies managed by the U.S. Value team were the primary driver of overall negative net flows for the quarter. Despite weakness in the U.S., flows from our non-U.S. clients were strong, continuing a long-term trend of increasing flows from outside the U.S.
“Financially our primary metrics remain in line with our long-term expectations. Assets declined late in the quarter due to a combination of market depreciation and client outflows. However, three months is a very short period. The leverage of our business model continues to generate an above average operating margin. Cash flow was strong and continues to support an attractive dividend.”

September Quarter of 2014 Highlights

•	Assets under management (“AUM”) of $106.2 billion at September 30, 2014

•	Net client cash outflows of $645 million

•	GAAP operating income of $81.0 million and operating margin of 38.1%

•	GAAP net income of $20.4 million or $0.57 per basic and diluted share

•	Adjusted[1] operating income of $93.4 million and adjusted[1] operating margin of 44.0%

•	Adjusted[1] net income of $57.4 million or $0.79 per adjusted[1] share
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$106.2	$112.0	$96.9	$106.2	$96.9
Average	110.2	108.2	92.4	108.2	85.7

Consolidated Financial Results (GAAP)
Revenues	$212.4	$208.5	$178.0	$622.7	$488.2
Operating income (loss)	81.0	80.8	53.4	229.0	(319.6)
Operating margin	38.1%	38.8%	30.0%	36.8%	(65.5)%
Net income attributable to Artisan Partners Asset Management Inc.[2]	$20.4	$19.3	$6.0	$48.3	$14.7
Basic earnings per share	0.57	0.42	0.42	(1.02)	0.97
Diluted earnings per share	0.57	0.42	0.35	(1.02)	0.90

Adjusted[1] Financial Results
Adjusted operating income	$93.4	$97.0	$77.1	$281.3	$204.2
Adjusted operating margin	44.0%	46.5%	43.3%	45.2%	41.8%
Adjusted EBITDA[3]	$94.9	$97.7	$77.9	$283.9	$206.5
Adjusted net income	57.4	60.0	47.6	173.4	125.3
Adjusted earnings per adjusted share	0.79	0.84	0.67	2.41	1.77

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Decreased to $106.2 billion
Our AUM decreased to $106.2 billion at September 30, 2014, a decrease of $5.8 billion, or 5.2%, compared to $112.0 billion at June 30, 2014 as a result of $5.1 billion of market depreciation and $645 million in net client cash outflows. Compared to September 30, 2013, AUM increased $9.3 billion, or 9.6%, due to $6.5 billion in market appreciation and $2.8 billion of net client cash inflows.
Average AUM for the September quarter of 2014 was $110.2 billion, an increase of 1.9% compared to average AUM for the June quarter of 2014 of $108.2 billion and a 19.3% increase from the average of $92.4 billion for the September quarter of 2013.
September Quarter of 2014 Compared to June Quarter of 2014
GAAP net income was $20.4 million, or $0.57 per basic and diluted share, in the September quarter of 2014 compared to net income of $19.3 million, or $0.42 per basic and diluted share, in the June quarter of 2014. Adjusted net income was $57.4 million, or $0.79 per adjusted share, in the September quarter of 2014 compared to adjusted net income of $60.0 million, or $0.84 per adjusted share, in the June quarter of 2014.

•	Revenues of $212.4 million in the September quarter of 2014 increased $3.9 million from $208.5 million in the June quarter of 2014 primarily due to higher average AUM.

•
Operating expenses of $131.4 million in the September quarter of 2014 increased $3.7 million from $127.7 million in the June quarter of 2014 driven primarily by higher compensation costs. Those costs increased primarily due to equity based compensation expense related to the grant of restricted stock awards in July 2014 and incentive compensation expense on higher revenues, but were offset in part by a decrease in pre-offering related equity compensation expense. In addition, distribution and marketing costs increased because of higher average AUM sourced through third party intermediaries and an increase in our share of the fees paid to those intermediaries.

•	GAAP operating margin was 38.1% for the September quarter of 2014 compared to 38.8% for the June quarter of 2014.

•
Adjusted operating margin declined to 44.0% for the September quarter of 2014 from 46.5% for the June quarter of 2014 primarily as a result of increased equity based compensation and distribution expenses.

•
Our annualized adjusted effective tax rate rose from 36.2% to 36.5% primarily as a result of the apportionment of more income to states with higher tax rates, primarily New York and California. In calculating adjusted net income, we apply this higher rate to the entire year to date period and include the grossed up amount in the September quarter’s adjusted provision for income taxes.

September Quarter of 2014 Compared to September Quarter of 2013
GAAP net income was $20.4 million, or $0.57 per basic and diluted share, in the September quarter of 2014 compared to net income of $6.0 million, or $0.42 per basic and $0.35 per diluted share, in the September quarter of 2013. Adjusted net income was $57.4 million, or $0.79 per adjusted share, in the September quarter of 2014 compared to adjusted net income of $47.6 million, or $0.67 per adjusted share, in the September quarter of 2013.

•	Revenues of $212.4 million in the September quarter of 2014 increased $34.4 million from $178.0 million in the September quarter of 2013 primarily due to higher average AUM.

•
Operating expenses of $131.4 million in the September quarter of 2014 increased $6.8 million from $124.6 million in the September quarter of 2013 driven primarily by higher compensation costs. Those costs increased primarily due to incentive compensation expense on higher revenues, the grant of additional restricted stock awards in July 2014 and an increase in the number of employees. Distribution and marketing costs increased because of higher average AUM sourced through intermediaries and an increase in our share of the fees paid to those intermediaries. Partially offsetting these increases were a decrease in pre-offering related equity compensation and the roll-off of cash retention and severance expenses.

•	GAAP operating margin was 38.1% for the September quarter of 2014 compared to 30.0% in the September quarter of 2013.

•
Adjusted operating margin was 44.0% for the September quarter of 2014 compared to 43.3% for the September quarter of 2013. The increase in adjusted operating margin was the result of higher revenues and lower cash retention and severance expenses, partially offset by increased compensation and benefits expense related to additional headcount and equity based compensation expense resulting from restricted shares awarded to employees during the September quarters of 2013 and 2014.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013
GAAP net income was $48.3 million, a $1.02 loss per basic and diluted share, for the nine months ended September 30, 2014 compared to $14.7 million, or $0.97 per basic and $0.90 per diluted share, for the period from March 12, 2013 to September 30, 2013. Net income per basic and diluted share for the nine months ended September 30, 2014 was negatively impacted by our purchase of our convertible preferred stock and subsidiary preferred equity for an amount greater than the carrying value of the repurchased equity. Adjusted net income was $173.4 million, or $2.41 per adjusted share, for the nine months ended September 30, 2014 compared to adjusted net income of $125.3 million, or $1.77 per adjusted share, for the nine months ended September 30, 2013.

•	Revenues of $622.7 million for the nine months ended September 30, 2014 increased $134.5 million from $488.2 million for the nine months ended September 30, 2013 primarily due to higher average AUM.

•
Operating expenses of $393.7 million for the nine months ended September 30, 2014 decreased $414.1 million from $807.8 million for the nine months ended September 30, 2013 driven primarily by a decrease in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the March quarter of 2013. Excluding pre-offering related compensation expense, operating expenses for the nine months ended September 30, 2014 increased $57.2 million, or 20.1%, compared to operating expenses for the nine months ended September 30, 2013 primarily due to increased incentive compensation and distribution and marketing expense, most of which was linked to our revenue growth, and equity based compensation expense resulting from restricted shares awarded to employees during the September quarters of 2013 and 2014. The increase was partially offset by the roll-off of cash retention and severance expenses incurred in the nine months ended September 30, 2013.

•	GAAP operating margin was 36.8% for the nine months ended September 30, 2014 compared to negative 65.5% for the nine months ended September 30, 2013.

•
Adjusted operating margin was 45.2% for the nine months ended September 30, 2014 compared to 41.8% for the nine months ended September 30, 2013, with the increase primarily a result of higher revenues.

•
For the nine months ended September 30, 2014, other non-operating income (loss) includes a $4.2 million expense, and income tax expense includes an offsetting $4.1 million credit, both resulting from changes to the value of our deferred tax assets and the related tax receivable agreements payable.  The resulting impact to net income was negligible.

Capital Management
Cash and cash equivalents were $228.0 million at September 30, 2014, compared to $211.8 million at December 31, 2013. The Company paid its quarterly dividend of $0.55 per Class A common share during the September quarter of 2014. The Company had total borrowings of $200.0 million at September 30, 2014 and December 31, 2013. During the September quarter of 2014, certain limited partners of Artisan Partners Holdings exchanged 1,578,228 common units (along with a corresponding number of shares of Class B or C common stock of Artisan Partners Asset Management Inc.) for 1,578,228 shares of Class A common stock. The exchanges increased the Company’s public float of Class A common stock by 1,578,228 shares.
Total stockholders’ equity was $146.4 million at September 30, 2014, compared to $132.3 million at December 31, 2013. The Company had 34.1 million shares of Class A common stock outstanding at September 30, 2014.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at September 30, 2014.
On October 15, 2014, the Company’s Board of Directors declared a quarterly dividend of $0.55 per share payable on November 28, 2014 to Class A shareholders of record as of the close of business on November 14, 2014.

*********

CONFERENCE CALL
The Company will host a conference call on October 28th, at 12:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers; the conference ID is 10052056. A replay of the call will be available until November 5, 2014 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10052056. In addition, the webcast will be available on the Company’s website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
We post updated AUM information under the Financial Information section of our Investor Relations website (www.apam.com) after the conclusion of the seventh NYSE trading day of each month.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$148.7	$145.7	$121.3	$434.2	$330.5
Separate accounts	63.6	62.6	56.7	188.2	157.7
Performance fees	0.1	0.2	—	0.3	—
Total revenues	212.4	208.5	178.0	622.7	488.2

Operating expenses
Compensation and benefits	90.7	85.3	79.5	261.9	221.4
Pre-offering related compensation - share-based awards	12.4	16.2	23.4	52.2	380.5
Pre-offering related compensation - other	—	—	—	—	143.0
Total compensation and benefits	103.1	101.5	102.9	314.1	744.9
Distribution and marketing	13.2	12.0	10.1	36.3	27.1
Occupancy	2.9	2.7	2.6	8.3	7.8
Communication and technology	5.7	5.5	3.4	15.7	10.3
General and administrative	6.5	6.0	5.6	19.3	17.7
Total operating expenses	131.4	127.7	124.6	393.7	807.8
Operating income (loss)	81.0	80.8	53.4	229.0	(319.6)
Interest expense	(2.9)	(2.9)	(2.9)	(8.7)	(9.0)
Net gain on the valuation of contingent value rights	—	—	6.9	—	40.3
Net gain (loss) of Launch Equity	(0.5)	(0.9)	5.5	(2.0)	9.1
Net gain (loss) on the tax receivable agreements	0.3	(4.5)	—	(4.2)	—
Other non-operating income (loss)	0.6	—	—	0.3	—
Total non-operating income (loss)	(2.5)	(8.3)	9.5	(14.6)	40.4
Income (loss) before income taxes	78.5	72.5	62.9	214.4	(279.2)
Provision for income taxes	15.4	8.6	6.8	35.2	17.1
Net income (loss) before noncontrolling interests	63.1	63.9	56.1	179.2	(296.3)
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	43.2	45.5	44.6	132.9	(320.1)
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	(0.5)	(0.9)	5.5	(2.0)	9.1
Net income attributable to Artisan Partners Asset Management Inc.	$20.4	$19.3	$6.0	$48.3	$14.7

Basic earnings (loss) per share - Class A common shares	$0.57	$0.42	$0.42	$(1.02)	$0.97
Diluted earnings (loss) per share - Class A common shares	$0.57	$0.42	$0.35	$(1.02)	$0.90

Average shares outstanding
Class A common shares	30.4	27.8	12.7	26.2	12.7
Unvested restricted shares	2.6	1.6	1.3	1.9	0.6
Convertible preferred shares	—	0.4	2.6	0.5	2.6
Total average shares outstanding	33.0	29.8	16.6	28.6	15.9

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$20.4	$19.3	$6.0	$48.3	$14.7
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	43.2	45.5	44.6	132.9	(320.1)
Add back: Provision for income taxes	15.4	8.6	6.8	35.2	17.1
Add back: Pre-offering related compensation - share-based awards	12.4	16.2	23.4	52.2	380.5
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	—	0.3	0.1	0.3
Add back: Net (gain) loss on the tax receivable agreements	(0.3)	4.5	—	4.2	—
Less: Net gain on the valuation of contingent value rights	—	—	6.9	—	40.3
Less: Adjusted provision for income taxes	33.7	34.1	26.6	99.5	69.9
Adjusted net income (Non-GAAP)	$57.4	$60.0	$47.6	$173.4	$125.3

Average shares outstanding
Class A common shares	30.4	27.8	12.7	26.2	12.7

Assumed vesting, conversion or exchange of:
Unvested restricted shares	2.6	1.6	1.3	1.9	0.6
Convertible preferred shares outstanding	—	0.4	2.6	0.5	2.6
Artisan Partners Holdings LP units outstanding (non-controlling interest)	39.7	41.8	54.6	43.3	54.7
Adjusted shares	72.7	71.6	71.2	71.9	70.6

Adjusted net income per adjusted share (Non-GAAP)	$0.79	$0.84	$0.67	$2.41	$1.77

Operating income (loss) (GAAP)	$81.0	$80.8	$53.4	$229.0	$(319.6)
Add back: Pre-offering related compensation - share-based awards	12.4	16.2	23.4	52.2	380.5
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	—	0.3	0.1	0.3
Adjusted operating income (Non-GAAP)	$93.4	$97.0	$77.1	$281.3	$204.2

Adjusted operating margin (Non-GAAP)	44.0%	46.5%	43.3%	45.2%	41.8%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$20.4	$19.3	$6.0	$48.3	$14.7
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	43.2	45.5	44.6	132.9	(320.1)
Add back: Pre-offering related compensation - share-based awards	12.4	16.2	23.4	52.2	380.5
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	—	0.3	0.1	0.3
Add back: Net (gain) loss on the tax receivable agreements	(0.3)	4.5	—	4.2	—
Less: Net gain on the valuation of contingent value rights	—	—	6.9	—	40.3
Add back: Interest expense	2.9	2.9	2.9	8.7	9.0
Add back: Provision for income taxes	15.4	8.6	6.8	35.2	17.1
Add back: Depreciation and amortization	0.9	0.7	0.8	2.3	2.3
Adjusted EBITDA (Non-GAAP)	$94.9	$97.7	$77.9	$283.9	$206.5

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and net gain (loss) on the tax receivable agreements (as described below), (2) offering related proxy expense (as described below) and (3) the net gain (loss) on the valuation of contingent value rights and remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and net gain (loss) on the tax receivable agreements, as defined below, (2) offering related proxy expense, as defined below, (3) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock had been exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated effective tax rate was 36.5% and 35.8% for the 2014 and 2013 periods presented, respectively. The year to date impact of the change in the 2014 estimated tax rate during the September 2014 quarter from 36.2% to 36.5% is reflected in adjusted net income for the three months ended September 30, 2014 (which results in an estimated non-GAAP effective tax rate of 37% for the quarter).

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested shares of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding offering related proxy expense and pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, net gain (loss) on the tax receivable agreements, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended September 30, 2014, June 30, 2014, and September 30, 2013 and the nine months ended September 30, 2014, pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company’s initial public offering, which closed on March 12, 2013. For the three months ended June 30, 2014 and September 30, 2014 and the nine months ended September 30, 2014, the net gain (loss) on tax receivable agreements represents income or expense associated with the valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization. For the nine months ended September 30, 2013, pre-offering related compensation includes (1) expense resulting from cash incentive compensation payments triggered by the IPO and expense associated with the reallocation of post-IPO profits from certain pre-IPO partners to employee-partners, (2) one-time expense, resulting from the modification of the Class B common unit awards at the time of the IPO, based on the difference between the carrying value of the liability associated with the vested Class B common units immediately prior to the IPO and the value based on the offering price per share of Class A common stock in the IPO, (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to the IPO, (4) distributions to the Class B partners of Artisan Partners Holdings, (5) redemptions of Class B common units and (6) changes in the value of Class B liability awards during the period.

•
Offering related proxy expense represents costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$228.0	$211.8
Accounts receivable	67.5	64.1
Investment securities	11.8	7.8
Deferred tax assets	563.4	187.9
Assets of Launch Equity	86.7	89.9
Other	26.6	19.9
Total assets	$984.0	$581.4

Liabilities and equity
Accounts payable, accrued expenses, and other	$115.8	$48.9
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	486.5	160.7
Liabilities of Launch Equity	35.3	39.5
Total liabilities	837.6	449.1

Total equity	146.4	132.3
Total liabilities and equity	$984.0	$581.4

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2014	2014	2013	2014	2013

Beginning assets under management	$112,041	$107,397	$85,791	4.3%	30.6%
Gross client cash inflows	4,677	6,095	5,373	(23.3)%	(13.0)%
Gross client cash outflows	(5,322)	(5,537)	(3,276)	(3.9)%	62.5%
Net client cash flows	(645)	558	2,097	(215.6)%	(130.8)%
Market appreciation (depreciation)	(5,113)	3,945	9,043	(229.6)%	(156.5)%
Net transfers [1]	(37)	141	—	(126.2)%	100.0%
Ending assets under management	$106,246	$112,041	$96,931	(5.2)%	9.6%
Average assets under management	$110,209	$108,181	$92,385	1.9%	19.3%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2014	2013		2013

Beginning assets under management	$105,477	$74,334		41.9%
Gross client cash inflows	17,411	16,667		4.5%
Gross client cash outflows	(16,085)	(10,970)		46.6%
Net client cash flows	1,326	5,697		(76.7)%
Market appreciation (depreciation)	(520)	16,900		(103.1)%
Net transfers[1]	(37)	—		100.0%
Ending assets under management	$106,246	$96,931		9.6%
Average assets under management	$108,191	$85,683		26.3%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2014
Beginning assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$112,041	$64,816	$47,225	$112,041
Gross client cash inflows	1,952	913	978	602	2	230	4,677	3,179	1,498	4,677
Gross client cash outflows	(1,356)	(1,798)	(1,079)	(842)	(213)	(34)	(5,322)	(3,791)	(1,531)	(5,322)
Net client cash flows	596	(885)	(101)	(240)	(211)	196	(645)	(612)	(33)	(645)
Market appreciation (depreciation)	(1,595)	(1,118)	(547)	(1,809)	(42)	(2)	(5,113)	(3,077)	(2,036)	(5,113)
Net transfers[1]	—	—	—	(37)	—	—	(37)	(160)	123	(37)
Ending assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$106,246	$60,967	$45,279	$106,246
Average assets under management	$30,919	$20,976	$23,364	$33,374	$1,155	$421	$110,209	$63,418	$46,791	$110,209

June 30, 2014
Beginning assets under management	$28,604	$22,051	$23,344	$31,995	$1,327	$76	$107,397	$62,475	$44,922	$107,397
Gross client cash inflows	2,498	775	1,617	968	3	234	6,095	3,773	2,322	6,095
Gross client cash outflows	(1,298)	(1,881)	(1,461)	(729)	(163)	(5)	(5,537)	(3,470)	(2,067)	(5,537)
Net client cash flows	1,200	(1,106)	156	239	(160)	229	558	303	255	558
Market appreciation (depreciation)	1,496	604	(12)	1,781	70	6	3,945	2,217	1,728	3,945
Net transfers[1]	—	—	47	94	—	—	141	(179)	320	141
Ending assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$112,041	$64,816	$47,225	$112,041
Average assets under management	$29,798	$21,428	$22,279	$33,135	$1,316	$225	$108,181	$62,736	$45,445	$108,181

September 30, 2013
Beginning assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$—	$85,791	$47,518	$38,273	$85,791
Gross client cash inflows	1,191	1,343	1,367	1,375	97	—	5,373	4,250	1,123	5,373
Gross client cash outflows	(848)	(953)	(808)	(594)	(73)	—	(3,276)	(2,329)	(947)	(3,276)
Net client cash flows	343	390	559	781	24	—	2,097	1,921	176	2,097
Market appreciation (depreciation)	2,229	1,449	2,719	2,536	110	—	9,043	5,061	3,982	9,043
Net transfers[1]	—	—	—	—	—	—	—	(11)	11	—
Ending assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$—	$96,931	$54,489	$42,442	$96,931
Average assets under management	$23,759	$20,671	$19,611	$26,664	$1,680	$—	$92,385	$51,572	$40,813	$92,385

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	7,072	2,538	3,984	3,258	19	540	17,411	12,455	4,956	17,411
Gross client cash outflows	(3,633)	(5,842)	(3,437)	(2,366)	(768)	(39)	(16,085)	(10,441)	(5,644)	(16,085)
Net client cash flows	3,439	(3,304)	547	892	(749)	501	1,326	2,014	(688)	1,326
Market appreciation (depreciation)	(455)	(174)	(140)	258	(13)	4	(520)	(554)	34	(520)
Net transfers[1]	—	—	47	(84)	—	—	(37)	(374)	337	(37)
Ending assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$106,246	$60,967	$45,279	$106,246
Average assets under management[2]	$29,485	$21,591	$22,974	$32,610	$1,311	$308	$108,191	$62,305	$45,886	$108,191

September 30, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$—	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	3,938	3,603	3,961	4,774	391	—	16,667	12,601	4,066	16,667
Gross client cash outflows	(2,930)	(2,923)	(2,168)	(1,442)	(1,507)	—	(10,970)	(6,980)	(3,990)	(10,970)
Net client cash flows	1,008	680	1,793	3,332	(1,116)	—	5,697	5,621	76	5,697
Market appreciation (depreciation)	3,661	4,019	4,559	4,758	(97)	—	16,900	9,326	7,574	16,900
Net transfers[1]	—	—	—	—	—	—	—	(61)	61	—
Ending assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$—	$96,931	$54,489	$42,442	$96,931
Average assets under management	$22,550	$19,396	$17,725	$24,257	$1,755	$—	$85,683	$47,308	$38,375	$85,683

1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2For the Credit team, average assets under management is for the period between March 19, 2014, when the team's strategy began investment operations, and September 30, 2014.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2014
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$28,069	289	660	430	352	647
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,413	(335)	374	243	494	459
Global Equity Strategy	4/1/2010	$653	(297)	646	N/A	N/A	519
Global Small-Cap Growth Strategy	7/1/2013	$166	(71)	N/A	N/A	N/A	(545)

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$14,627	(733)	(271)	(125)	171	518
U.S. Small-Cap Value Strategy	6/1/1997	$2,852	(497)	(818)	(490)	51	429
Value Equity Strategy	7/1/2005	$2,067	(667)	(368)	(118)	N/A	32

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$16,094	(851)	(209)	163	228	565
U.S. Small-Cap Growth Strategy	4/1/1995	$2,624	(600)	(113)	289	115	87
Global Opportunities Strategy	2/1/2007	$4,127	(63)	534	757	N/A	607

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$17,046	344	702	740	568	709
Global Value Strategy	7/1/2007	$14,977	101	618	604	N/A	604

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$984	(84)	(178)	(258)	N/A	(102)

Credit Team
High Income Strategy [3]	4/1/2014	$505	N/A	N/A	N/A	N/A	178

Total Assets Under Management [4]		$106,246

______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at September 30, 2014, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. Value-added for periods less than one year is not annualized. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM; High Income Strategy—Bank of America Merrill Lynch U.S. High Yield Master II Index.
3 High Income Strategy’s composite inception date is April 1, 2014 for the purposes of calculating strategy performance. The strategy began investment operations on March 19, 2014.
4 Includes an additional $42.1 million in assets managed in a portfolio not currently made available to outside to evaluate its potential viability as a strategy to be offered to clients.